UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

SOURCE CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-1731	95-2559370
(Commission File Number)	(I.R.S. Employer Identification No.)

235 West Galena Street

Milwaukee, WI 53212-3948

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (626) 385-5777

11601 Wilshire Blvd., Suite 1200

Los Angeles, CA 90025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Source Capital, Inc. (the “Fund”) announced that for the Fund’s Discount Management Program (the “Program”) measurement period from January 1, 2023 through December 31, 2023, the Fund traded at an average discount to net asset value (NAV) of less than 10%. As a result, the tender offer for calendar year 2023 under the Fund’s Program will not occur. Further, the Board approved a contingent tender offer for calendar year 2025 in addition to the contingent tender offer currently in place for 2024. The Fund has also announced that, effective today, the Fund’s investment adviser, First Pacific Advisors, LP, has updated the description of the Fund’s strategy to read, “Generally, under normal conditions, up to 70% of the Fund’s assets will be allocated to equities, with the remaining assets allocated to public and private credit of varying quality.” These matters are more fully described in the press release published on January 2, 2024, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 2, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Capital, Inc.

(Registrant)

/s/ Diane Drake

Name: Diane Drake

Title: Secretary

Dated: January 2, 2024

Exhibit No.	Description

99.1	Press release dated January 2, 2024